Exhibit 99.1

Primis Financial Corp. Announces Notification of Delinquency with Nasdaq

For immediate release

August 27, 2024

McLean, Virginia, August 27, 2024 – On August 21, 2024, Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”) received an expected delinquency notification letter (the “Letter”) from Nasdaq’s Listing Qualifications Department which indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (“Second Quarter 10-Q”) and its continued delay in filing its Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (“First Quarter 10-Q”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the "SEC"). This Letter has no immediate effect on the listing of the Company’s securities on Nasdaq.

As previously disclosed in the Notification of Late Filing on Form 12b-25 filed on March 18, 2024, Amendment No. 1 filed April 1, 2024, the Notification of Late Filing on Form 12b-25 filed on May 13, 2024, and the Notification of Late Filing on Form 12b-25 filed on August 12, 2024 by the Company with the SEC, the Company determined that it required additional time to complete its Annual Report, its First Quarter 10-Q and its Second Quarter 10-Q in connection with the restatement of certain financial statements due to the consultation process with the Office of the Chief Accountant of the Securities and Exchange Commission.

Pursuant to the Letter, Nasdaq previously granted the Company’s plan to regain compliance (the “Plan”) and has granted the Company until September 30, 2024 to file its Annual Report, First Quarter Form 10-Q and Second Quarter Form 10-Q. The Company intends to submit to Nasdaq an update to its Plan in accordance with the Letter no later than September 5, 2024. The Company continues to work diligently to complete its Annual Report, First Quarter 10-Q and Second Quarter 10-Q and plans to file such reports as promptly as practicable to regain compliance with the Listing Rule.

About Primis Financial Corp.

As of June 30, 2024, Primis had $4.0 billion in total assets, $3.3 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise. These forward-looking statements include, but are not limited to, statements regarding our expectations regarding the impact on, and the timing of the completion and audit (including pre-clearance) of, the Company’s financial statements and the filing of the periodic reports discussed herein, which reflect the Company’s expectations based upon information presently available to the Company and assumptions that it believes to be reasonable.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, risks related to the timely and correct completion of the financial statements and related filings; the risk that the completion and filing of the periodic reports will take significantly longer than expected and will not be completed in a timely manner; identification of any inaccuracies in our financial reporting that requires restatements of previously issued financial statements; the risk that any restatements may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the risk that additional information may become known prior to the expected filing of the periodic reports with the SEC or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or further delay the filing of our periodic reports with the SEC; the possibility that Nasdaq may seek to delist the Company’s securities; the possibility that the Company will not be able to become current in its filings with the SEC; the risk of investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of penalties; the risk that the Company may become subject to shareowner lawsuits or claims; risks related to our ability to implement and maintain effective internal control over financial reporting and/or disclosure controls and procedures in the future, which may adversely affect the accuracy and timeliness of our financial reporting; the inherent limitations in internal control over financial reporting and disclosure controls and procedures; the scope of any restatement or deficiencies, if any, in internal control over financial reporting and/or disclosure controls and procedures may be broader than we currently anticipate; remediation of any potential deficiencies with respect to the Company’s internal control over financial reporting and/or disclosure controls and procedures may be complex and time-consuming; and the impact of these matters on the Company’s performance and outlook; and the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

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